Filed Pursuant to Rule 424(b)(5)
Registration No. 333-259862

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 2, 2022

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated October 7, 2021)

Shares of Common Stock
Prefunded Warrants to Purchase Shares of Common Stock
Warrants to Purchase Shares of Common Stock

Aytu BioPharma, Inc.

We are offering (i)               shares of our common stock, $0.0001 par value per share, (ii) pre-funded warrants to purchase shares of our common stock (each a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”) and (iii) accompanying warrants to purchase shares of our common stock (each a “Common Warrant” and collectively, the “Common Warrants,” and, together with the Pre-Funded Warrants, the “Warrants”), in combinations of one share of common stock and 1.1 Common Warrants or one Pre-Funded Warrant and 1.1 Common Warrants, pursuant to this prospectus supplement and the accompanying prospectus.

Each share of common stock is being sold together with an accompanying Common Warrant to purchase 1.1 shares of common stock. The shares of common stock and the accompanying Common Warrants will be issued separately but can only be purchased together in this offering. The combined offering price for each share of common stock and the accompanying Common Warrants is $ .

Each Pre-Funded Warrant is being sold together with an accompanying Common Warrant to purchase 1.1 shares of common stock. The Pre-Funded Warrants are being offered separately from the Common Stock and will be issued separately from the accompanying Common Warrants, but the Pre-Funded Warrants and accompanying Common Warrants can only be purchased together in this offering. The combined offering price for each Pre-Funded Warrant and the accompanying Warrants is $ .

The Pre-Funded Warrants will not have an expiration date and will be exercisable immediately. The exercise price for the Pre-Funded Warrants will be equal to $0.0001.

The Common Warrants will have a term of five years from the date such Common Warrants are first exercisable. The Common Warrants are exercisable commencing on the date six months after the date of issuance. The exercise price for the warrants will be $ per share.

Our common stock is traded on the Nasdaq Capital Market under the symbol “AYTU.” On March 1, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.22 per share.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, Aytu does not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

(1) See “Underwriting” beginning on page S-17 of this prospectus supplement for additional information regarding underwriting compensation.

(2) Does not give effect to any exercise of the Warrants being issued in this offering.

Delivery of the securities offered hereby is expected to be made on or about         , 2022

Canaccord Genuity

____________________

The date of this prospectus supplement is                  , 2022

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

 We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

 Neither we nor the underwriter have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock and the accompanying Common Warrants (and the Pre-Funded Warrants and accompanying Common Warrants) only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of such securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the accompanying Common Warrants (and the Pre-Funded Warrants and accompanying Common Warrants) and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement to “Aytu,” the “Company,” “we,” “us,” or “our” refer to Aytu BioPharma, Inc. and our wholly-owned subsidiaries through which we conduct our business. The Aytu logo and certain Aytu product names are trademarks of Aytu in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and in our other filings made from time to time with the SEC after the date of this prospectus. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the ‘‘Risk Factors’’ sections contained in this prospectus supplement and the documents incorporated by reference herein, our consolidated financial statements and the related notes and the other documents incorporated by reference herein.

Company Overview

We are a commercial-stage pharmaceutical company focused on developing and commercializing novel therapeutics and consumer healthcare products. We operate through two business segments: the Aytu BioPharma segment, consisting of various prescription pharmaceutical products sold through third party wholesalers, and the Aytu Consumer Health segment, which consists of various consumer health products sold directly to consumers. The prescription product portfolio includes five core brands promoted through our internal commercial team, and the consumer product portfolio consists of approximately twenty over-the-counter medicines and specialized dietary supplements. We develop and manufacture our ADHD products at our manufacturing facility and use third party manufacturers for our other prescription and consumer health products.

Recent Developments

Financial Updates

On January 26, 2022, we entered into a Loan and Security Agreement (the “Avenue Capital Agreement”), with Avenue Venture Opportunities Fund II, L.P. and Avenue Venture Opportunities Fund II, L.P., as lenders (the “Avenue Capital Lenders”), in the principal amount of $15 million, at an interest rate of the greater of prime and 3.25%, plus 7.4, with a three-year term. The loan proceeds were used to repay in full the senior secured credit facility with Deerfield Private Design Fund and Deerfield Partners, LP. In connection with the Avenue Capital Agreement, we issued warrants to the Avenue Capital Lenders exercisable for $1,050,000 in shares of the Company’s common stock at an exercise price of $1.21, subject to adjustment (the “Warrants”).

In connection with the Avenue Capital Agreement, we also entered into a Consent, Waiver and Amendment No. 2 to Loan and Security Agreement, dated as of January 26, 2022 (the “Eclipse Consent, Waiver and Amendment”) with Eclipse Business Capital LLC (f/k/a Encina Business Credit, LLC), as lender and agent (the “Eclipse Lender”), pursuant to which, among other things, the Eclipse Lender consented to certain Aytu parties joining the loan facility provided by the Eclipse Lender (the “Eclipse Loan”), consented to the Avenue Capital Agreement, extended the maturity date of the Eclipse Loan to January 26, 2025 and reduced the availability under the Eclipse Loan from $25 million to $12.5 million (subject to an increase of the availability block from $1 million to $3.5 million).

Leadership Changes

Effective January 17, 2022, we appointed Mark Oki as Chief Financial Officer and we entered into an employment agreement and a restricted stock award agreement pursuant to such employment agreement with Mr. Oki. Mr. Oki previously served as Chief Financial Officer of VIVUS, Inc., which filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code in July 2020. On December 8, 2021, Richard I. Eisenstadt resigned as Chief Financial Officer effective December 30, 2021.

Development Portfolio Updates

On December 7, 2021, we were notified by the U.S. Food & Drug Administration (“FDA”) that AR101/Enzastaurin received Orphan Drug designation for the treatment of Ehlers-Danlos Syndrome. The treatment of vascular Ehlers-Danlos Syndrome (VEDS) is captured within this designation. The FDA grants Orphan Drug designation status to drugs and biologics that are intended for the safe and effective treatment, diagnosis or prevention of rare diseases, or conditions that affect fewer than 200,000 people in the U.S. Orphan Drug designation affords Aytu certain financial incentives to support clinical development and the potential for up to seven years of market exclusivity in the U.S. upon regulatory approval. Pursuant to the Asset Purchase Agreement among Aytu BioPharma on the one hand and Rumpus VEDS LLC, Rumpus Therapeutics LLC and Rumpus Vascular (together with various of their affiliated persons, “Rumpus”) on the other hand, this achievement of an earn-out milestone for achieving Orphan Drug designation resulted in the obligation to pay $2,500,000 to Rumpus in cash or in shares of Aytu common stock. Aytu has determined to pay the earn-out in cash and agreed with Rumpus that the payment will be made on the earlier to occur of ten business following Aytu’s next financing or April 1, 2022. We are not using the proceeds of this offering to fund the earn-out payment.

On February 24, 2022, the European Commission granted orphan designation to AR101 for the treatment of Ehlers-Danlos Syndrome. Orphan designation in the EU is granted by the European Commission based on a positive opinion issued by the EMA COMP. To qualify, an investigational medicine must be intended to treat a seriously debilitating or life-threatening condition that affects fewer than five in 10,000 people in the EU, and there must be sufficient non-clinical or clinical data to suggest the investigational medicine may produce clinically relevant outcomes. EMA orphan designation provides companies with certain benefits and incentives, including clinical protocol assistance, differentiated evaluation procedures for Health Technology Assessments in certain countries, access to a centralized marketing authorization procedure valid in all EU member states, reduced regulatory fees and 10 years of market exclusivity.

On December 13, 2021, we announced that the FDA has cleared the Investigational New Drug application for AR101/Enzastaurin in VEDS to enable the initiation of the AR101/Enzastaurin PREVEnt Trial in VEDS. We are in discussions with the FDA relating to clinical study design, inclusive of refinement of a primary efficacy endpoint and expect to begin the trial in mid-calendar year 2022.

Class-Action Securities Litigation

A putative class action was filed on February 9, 2022 in the Delaware Chancery Court was brought by Rafal Aponowicz derivatively on behalf of all Aytu stockholders, challenging the grant in 2021 of certain stock option awards to directors and officers. The stockholder contends those awards were in amounts exceeding the shares available under the Company’s 2015 equity incentive plan and that the directors therefore breached their fiduciary duties and breached a purported contract between them and stockholders. The Complaint seeks rescission of the awards, unspecified damages to stockholders as a result of the awards, and attorneys’ fees. The Company does not believe there are any damages attributable to the awards and intends to file a motion to dismiss.

Commercial Prescription Products

Our prescription ADHD portfolio (the “ADHD Portfolio”), acquired in March 2021 through our merger with Neos, includes branded products marketed in the United States using our internal commercial organization.

These commercial ADHD products are extended-release (“XR”) medications formulated in patient-friendly, orally disintegrating tablet (“ODT”) or oral suspension dosage forms that utilize our microparticle modified-release drug delivery technology platform. Neos received approval from the FDA for three ADHD products and were subsequently launched as displayed below.

Branded Product	Approved Indication	FDA Approval Date	Commercial Launch Date
Adzenys XR-ODT (amphetamine)	Treatment of ADHD in patients 6 years and older	January 2016	May 2016
Cotempla XR-ODT (methylphenidate)	Treatment of ADHD in patients 6 to 17 years old	June 2017	September 2017
Adzenys ER (amphetamine) oral suspension	Treatment of ADHD in patients 6 years and older	September 2017	February 2018

Products containing amphetamine or methylphenidate are the most commonly prescribed medications in the United States for the treatment of ADHD. Adzenys XR-ODT and Cotempla XR-ODT are the first and only FDA-approved amphetamine and methylphenidate extended-release, orally disintegrating tablets, respectively, and they are indicated for the treatment of ADHD. We discontinued Adzenys ER in September 2021 following the integration of the Aytu and Neos legacy prescription product portfolios.

Our core legacy prescription pediatric portfolio includes Karbinal® ER, an extended-release carbinoxamine (antihistamine) suspension indicated to treat numerous allergic conditions and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary prescription fluoride-based multi-vitamin product lines containing combinations of fluoride and vitamins in various formulations for infants and children with fluoride deficiency (Karbinal ER, Poly-Vi-Flor and Tri-Vi-Flor are collectively the “Pediatric Portfolio”). These products serve established pediatric markets and offer distinct clinical features and patient benefits.

Our legacy primary care portfolio includes ZolpiMist, the only FDA-approved oral spray prescription sleep aid and Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive syrup (ZolpiMist and Tuzistra XR together are known as our “Primary Care Portfolio”). In addition to our Primary Care Portfolio products, through the Neos merger, we now sell our generic equivalent to the branded product Tussionex®, an extended-release oral suspension of hydrocodone and chlorpheniramine indicated for the relief of cough and upper respiratory symptoms of a cold (“generic Tussionex”).

In 2020, to facilitate improved patient access to our ADHD products, Neos deployed a Neos-sponsored patient support program, called Neos RxConnect. This program operates through a network of approximately 1,000 pharmacies. Following the Neos merger we rebranded the program as Aytu RxConnect™, and we integrated the Aytu legacy products into the program during the second half of calendar 2021. With this integration of all core brands into RxConnect, our patients and their health care providers are benefiting from this state-of-the-art patient support program. Aytu RxConnect program offers affordable and predictable copays to all commercially insured patients, regardless of their individual insurance plan and seeks to significantly reduce the challenges and frustrations that health care professionals and their office staff can face when prescribing branded medications, including our medications, for their patients.

Aytu Consumer Health

Aytu Consumer Health is dedicated to being a leader in developing and commercializing safe and effective non-prescription (also known as “over the counter” or “OTC”) medicines, personal care products, and dietary supplements to improve men’s and women’s health and vitality. We focus on five core product categories including diabetes management (with a concentration on neuropathy), pain management, digestive health, sexual and urological health and general wellness for men and women. All products are intended to be used by consumers on a regular basis, and as such, we offer a monthly subscription program to allow for ongoing use and to simplify product ordering and use by patients. We acquired our consumer health division, previously known as Innovus Pharmaceuticals, Inc., in February 2020.

The division currently sells directly to consumers in both the United States and Canada through its proprietary Beyond Human Sales & Marketing platform which focuses on direct mail and newspaper advertisements, allowing consumers to purchase directly through call centers with shipment directly to their homes. We currently issue over 17 million pieces of mail annually across the United States and Canada. Additionally, products are marketed on e-commerce platforms including the division’s branded website and the Amazon.com platform. Our consumer health marketing strategies focus on search engine optimization, search marketing, and affiliate marketing. The division also sells to a small number of domestic and international distributors on both an exclusive and non-exclusive basis.

The overall strategy of Aytu Consumer Health focuses on two primary objectives:

●	developing a diversified product portfolio of unique OTC medicines, consumer health products and clinical supplements through: (a) the introduction of line extensions and reformulations of either our or third-parties’ currently marketed products; (b) the development of new proprietary OTC products and supplements; and (c) the acquisition of products or obtaining exclusive licensing rights to market such products; and
●	building an innovative, U.S. and global sales and marketing model through our Beyond Human® Sales and Marketing platform, the addition of e-commerce platforms, through our own websites both nationally and internationally and commercial partnerships with established domestic and international entities that both generate revenue and require a lower cost structure compared to traditional pharmaceutical companies.

Development Portfolio

AR101

On April 12, 2021, we acquired substantially all the assets of Rumpus Therapeutics, LLC through an asset purchase agreement with Rumpus VEDS, LLC, Rumpus Therapeutics, LLC, Rumpus Vascular, LLC (together with Rumpus VEDS, LLC and Rumpus Therapeutics LLC, “Rumpus”). Upon closing the transaction, we hired Rumpus’ executive officers, Christopher Brooke and Nathaniel Massari, as employees. Pursuant to the Rumpus transaction, we acquired certain rights and other assets, including key commercial licenses, including a global license to enzastaurin (which we now refer to as AR101) for rare, inherited connective tissue disorders specifically inclusive of vascular Ehlers-Danlos Syndrome (“VEDS”).

AR101 is an orally available investigational first-in-class small molecule, serine/threonine kinase inhibitor of the PKC beta, PI3K and AKT pathways. AR101 has been studied in more than 3,300 patients across a range of solid and hematological tumor types in trials previously conducted by Eli Lilly & Company. Dr. Hal Dietz developed the first preclinical model that mimics the human condition and recapitulates VEDS, and this model serves as the basis for the plausible clinical benefit and rationale for conducting a clinical trial with AR101 in VEDS. This novel knock-in model has the same genetic mutation most prevalent in VEDS patients and is representative of the human condition in both the timing and location of vascular events. The model has generated identical structural histology and mechanical characteristics, and unbiased findings demonstrated that vascular structure alone does not lead to vascular events. Objective comparative transcriptional profiling by high-throughput RNA sequencing of the aorta displayed a molecular signature for excessive PKC/ERK cell signaling that is the purported driver of disease. PKC inhibitors proved efficacious in multiple pre-clinical and murine (mice) models and indeed prevented death due to vascular rupture.

Through our transaction with Rumpus, we have secured exclusive global rights to enzastaurin/AR101 from Denovo in the fields of rare genetic pediatric onset or congenital disorders outside of oncology. AR101 is protected by a suite of pending patents being pursued in major markets globally which have been licensed from The Johns Hopkins University (“Johns Hopkins”) and have an earliest priority date of March 2017. In December 2021, the FDA granted an Orphan Drug designation to AR101 for the treatment of VEDS, allowing for seven years' marketing exclusivity in the United States. The FDA has cleared the IND application for AR101, enabling us to proceed with initiating a pivotal clinical trial for AR101. We expect to advance AR101 to a pivotal study in mid-calendar year 2022.

Healight™

Our clinical-stage medical device asset, an ultraviolet-A (UV-A) light endotracheal catheter we refer to as Healight™, is being studied as a potential treatment for mechanically ventilated patients suffering from severe respiratory infections, including the infection caused by SARS-CoV-2, the virus implicated in COVID-19. In April 2020 we licensed global rights to the Healight technology platform from Cedars-Sinai Medical Center (“Cedars-Sinai”). The research team at the Medically Associated Science and Technology (MAST) Program at Cedars-Sinai has been developing the patent-pending Healight platform since 2016 and has produced a growing body of scientific evidence demonstrating pre-clinical safety and effectiveness of the technology as a potential antiviral and antibacterial treatment. The Healight technology employs proprietary methods of administering intermittent UV-A light via a novel endotracheal medical device that, when implemented clinically, is inserted through the patient’s endotracheal tube and illuminated intermittently over a period of multiple days. Pre-clinical findings indicate the technology's effects in eradicating a wide range of viruses and bacteria, activating a key cell signaling protein, and reducing cytokine levels responsible, in part, for the ‘cytokine storm’ associated with SARS-CoV-2 infections. Those data, along with recently published clinical data from a five patient study studying SARS-CoV-2, have been the basis of discussions with regulatory bodies as we consider an efficient path to enable human use for the potential treatment of coronavirus in intubated patients in the intensive care unit. We are nearing the initiation of a clinical study with Healight whereby a leading hospital in Barcelona, Spain will study 40 SARS-CoV-2 patients who have been intubated and are on mechanical ventilation. The study will be randomized one-to-one with patients in the Healight active treatment arm receiving a twenty-minute administration of UV-A light for five consecutive days compared to patients receiving a placebo/non-operating catheter device. This study will evaluate the difference in SARS-CoV-2 viral load in endotracheal tube aspirates between the active treatment arm and sham arm. Secondary endpoints include various safety measures, improvement in clinical severity scores, SARS-CoV-2 genotyping, and various exploratory biomarkers.

Beyond the initial pursuit of a coronavirus indication, additional data suggest broader clinical applications for the technology across a range of viral and bacterial pathogens. This includes bacteria implicated in ventilator associated pneumonia (“VAP”). A randomized, controlled, placebo-controlled study is currently being planned to further evaluate Healight in SARS-CoV-2, and additional clinical applications (including VAP) are being considered. We received the first issued patent protecting Healight™ which covers methods of treating a patient for an infectious condition inside the patient's body through the insertion of a UV-light-emitting delivery tube inside a respiratory cavity of the patient at specific UV-A light wavelengths. The term of this patent extends to August of 2040.

NT0502 (N-Desethyloxbutynin)

Our other clinical-stage pharmaceutical asset, N-desethyloxybutynin, or NT0502, (which we acquired through our merger with Neos), is an active metabolite of oxybutynin chloride, the active ingredient in Ditropan®, an FDA-approved anticholinergic for a urological condition. NT0502 is a new chemical entity (“NCE”) and selective anticholinergic agent that we are contemplating developing as an oral, once- or twice-daily treatment to reduce chronic sialorrhea in patients with neurological conditions associated with excessive salivation and drooling. Based on preclinical data, we believe that NT0502 may be preferential for blocking muscarinic receptors in the salivary glands and may offer the potential for an improved tolerability profile and an easier-to-dose oral formulation compared to existing treatment options. If we advance the development of NT0502, we expect to utilize the regulatory pathway provided by Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act. In January 2020, enrollment was completed in a Phase 1 single-dose open-label, randomized, parallel study to assess the systemic exposure and safety of four ion-resin, modified-release ODT formulations of NT0502 and oxybutynin in 30 healthy adults. The top-line results from this study confirmed a formulation for further clinical development. NT0502 entered the Neos pipeline on October 23, 2018, when Neos entered into an Exclusive License Agreement with NeuRx Pharmaceuticals, LLC (“NeuRx”) pursuant to which NeuRx granted an exclusive, worldwide, royalty bearing license to Neos to develop, manufacture and commercialize certain pharmaceutical products containing NeuRx’s proprietary compound designated as NRX-101, now NT0502. We continue to evaluate the clinical and commercial potential of NT0502 and have not made a decision as to if and when we would advance NT0502 further or consider other strategic options for this asset inclusive of out-licensing or divestiture.

Our Strategy

Our goal is to become a leading pharmaceutical company that improves the lives of patients and healthcare consumers. We will do this by employing a focused approach of in-licensing, acquiring, developing and commercializing novel prescription therapeutics and consumer health products. Our primary focus is on commercializing innovative prescription products that address prevalent conditions frequently developed in childhood, including ADHD. We also commercialize consumer healthcare products through efficient direct-to-consumer and e-commerce platforms. Importantly, we are also focused on developing a late-stage pipeline of novel, promising therapeutics that address unmet medical needs, with a focus on pediatric-onset rare diseases. Our lead product candidate is a pivotal study-ready therapeutic that, if proven safe and effective and ultimately approved, would be the first and only approved treatment for VEDS.

Our strategic priorities are to continue to increase revenues from our prescription and consumer health portfolios, advance our late-stage product pipeline, expand our patient access programs for our prescription products and grow our commercial portfolio through additional in-licensing or acquisition. Specifically, we intend to:

●	continue to grow our commercial branded, revenue-generating products, by increasing product sales and improving patient access. Our primary commercial objective is to drive revenue growth of our ADHD and pediatric brands, with a focus on Adzenys XR-ODT, Cotempla XR-ODT, Poly-Vi-Flor, and Tri-Vi-Flor. We expect to increase market share using our internal commercial organization and leveraging our advanced analytics platform to optimize sales force performance and increase both the breadth, or number of healthcare professionals (“HCPs”) prescribing our medicines, and the depth, or the number of appropriate patients per HCP for our products;
●	grow our consumer health business by driving growth of our current consumer health brands and introducing new products into our consumer marketing channels. Through a dual approach that employs both direct-to-consumer and e-commerce commercial strategies to sell existing and forthcoming products, we expect to reach an increasing number of healthcare consumers and drive revenue growth;
●	drive expansion and adoption of our Aytu RxConnect patient support program, which is designed to reduce barriers to access to medicines facing patients and HCPs by providing coverage for all commercially insured patients, regardless of their individual insurance plan, thus establishing an affordable and predictable monthly co-pay for patients, and eliminating many of the hassles facing HCPs and their staffs by improving availability of Aytu products at participating pharmacies; and
●	advance the development of AR101 (enzastaurin) to address a significant unmet need in VEDS, an ultra-rare, devastating, pediatric-onset disease with no currently approved therapies. The VEDS patient support community, with which we are highly engaged, recognizes the importance of advancing novel treatments to address this deadly, life-shortening, inherited disorder.

We believe our history of acquiring companies and in-licensing and acquiring products and pipeline assets, along with our success in building out commercial teams and executing product launch and growth strategies, is a distinct competitive advantage. Our transactional adeptness and execution orientation enable us to continue to seek growth opportunities through both organic growth and opportunistic in-licensing or strategic acquisitions. Further, our commercial infrastructure and distribution capability is scalable and lends itself to additional on-market assets and future product candidates that fit within our core therapeutic focus. As such, in the near term, we may seek to leverage our commercial model and infrastructure by expanding our commercial portfolio with external product opportunities as we have done since our inception. Near to longer term, we believe our prescription and consumer health businesses will provide resources to invest in and develop our pediatric and rare disease asset pipeline.

Corporate Information

Our principal executive offices are located at 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112, and our phone number is (720) 437-6580. Our corporate website address is http://aytubio.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

THE OFFERING

Issuer	Aytu BioPharma, Inc.
Common stock offered by us

                        Shares of common stock plus shares of common stock underlying the Warrants offered in this offering. Each share of common stock sold in this offering will be sold with an accompanying Common Warrant to purchase one share of common stock

Pre-Funded Warrants offered by us

We are offering Pre-Funded Warrants to purchase shares of our common stock. Each Pre-Funded Warrant will have an exercise price equal to $0.0001 per share and is immediately exercisable. The Pre-Funded Warrants will not expire. Each Pre-Funded Warrant sold in this offering will be sold with an accompanying Common Warrant to purchase 1.1 shares of common stock. See “Description of Securities—Pre-Funded Warrants to be Issued in this Offering.”

Common Warrants offered by us

We are offering warrants to purchase  shares of our common stock. Each Common Warrant has an initial exercise price of $ per share and will be exercisable beginning on the six-month anniversary of the issuance date for a period of five years from the date such warrants are first exercisable. See “Description of Securities—Common Warrants to be Issued in this Offering.”

Common stock to be outstanding after the offering	shares (assuming none of the Warrants issued in this offering are ex)
Use of Proceeds

We intend to use the net proceeds for working capital and general corporate purposes including advancing our pipeline candidates and continuing our commercialization efforts. See “Use of Proceeds” on page S-11.

Risk Factors

See “Risk Factors” beginning on page S-9 and in the documents incorporated by reference into this prospectus supplement for a discussion of factors that you should consider before buying shares of our common stock.

Nasdaq Capital Market Symbol	AYTU

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.

The number of common stock to be outstanding after this offering is based on 30,318,168 shares of common stock outstanding as of February 28, 2022 and excludes:

●	85,210 of our common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $16.21 per share, of which stock options to purchase 85,210 shares of common stock were then exercisable;
●	113,424 shares of our common stock issuable upon the vesting of restricted stock units outstanding; and
●	3,647,562 shares of our common stock reserved for future grants of stock options (or other similar equity instruments) under the 2015 Stock Option and Incentive Plan and the Neos Therapeutics, Inc. 2015 Stock Options and Incentive Plan; and
●	2,051,156 shares of our common stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $25.62 per share.

Unless otherwise stated, information in this prospectus supplement assumes no further exercise of outstanding options and no future issuances by Aytu of shares of our common stock. For purposes of Nasdaq Rule 5635(d), the Company has made requisite calculations based on          shares of common stock outstanding immediately prior to this offering.

RISK FACTORS

Investing in our common stock is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the prospectus, this prospectus supplement and the documents incorporated by reference into the prospectus and this prospectus supplement, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended June 30, 2021, which is incorporated by reference into this prospectus supplement, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference into this prospectus supplement. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. These risks and uncertainties are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also materially and adversely affect our business, financial condition, cash flows, prospects and the price of our common stock.

Risks Related to This Offering

You will experience immediate and substantial dilution.

Since the offering price of the shares of common stock and the accompanying Common Warrants (or, in the case of Pre-Funded Warrants and the accompanying Common Warrants, the offering price per share of our common stock and the accompanying Common Warrant, minus $0.0001) offered pursuant to this prospectus supplement and the accompanying prospectus is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs.

The Warrants are speculative in nature and may never have any value.

Commencing on the date of issuance, holders of Pre-Funded Warrants may exercise their right to acquire our common stock and pay an exercise price per share equal to $0.0001 per share, subject to certain adjustments, without expiration. Following this offering, the market value of the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market price of our common stock will ever equal or exceed their imputed offering price.

The Common Warrants, which have an exercise price of $ per share of common stock, are exercisable beginning on the six-month anniversary of the issuance date for a period of five years from the date such warrants are first exercisable. If our common stock price does not increase to an amount sufficiently above the exercise price of the warrants during the period during which the warrants are exercisable, you will be unable to recover any of your investment in the Common Warrants. In such event, the Common Warrants will not have any value.

There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Common Warrants, and consequently, whether it will ever be profitable for holders of the Common Warrants to exercise such Common Warrants.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants to purchase shares of our common stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Holders of Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We have broad discretion to use the net proceeds from this offering, and our investment of these proceeds pending any such use may not yield a favorable return.

We intend to use the net proceeds from this offering for working capital and general corporate purposes including funding research and development, commercialization efforts, and potential in-licensing or acquisitions. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending any such uses, we plan to invest the net proceeds of this offering in short-term and long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

Future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

If we make one or more significant acquisitions in which the consideration includes stock or other securities, our stockholders’ holdings may be significantly diluted. In addition, stockholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue shares of common stock in lieu of certain cash payments upon the achievement of milestones.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares offered in this offering will be approximately $ after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. To the extent the Warrants issued in this offering are exercised, we may receive additional proceeds.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes including advancing our development pipeline and continuing our commercialization efforts.

The precise amount and timing of the application of these net proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts and the timing and progress of our commercial efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Accordingly, our management will have broad discretion in the timing and application of these net proceeds.

DILUTION

If you invest in this offering, you will experience immediate and substantial dilution to the extent of the difference between the offering price per share and accompanying Common Warrants paid in this offering (or the offering price per Pre-Funded Warrant and accompanying Common Warrants, as applicable), in each case excluding shares of common stock issuable upon exercise of the Warrants being offered in this offering and the payment of the exercise price therefor) and the adjusted net tangible book value per share of our common stock as of December 31, 2021, as adjusted to give effect to this offering.

The net tangible book value of our common stock as of December 31, 2021 was approximately $ (22.15) million, or approximately $ (0.74) per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share (and accompanying warrant) paid by new investors for each share in this offering and the net tangible book value per share immediately following the completion of this offering.

After giving effect to the sale of shares of common stock in this offering (excluding shares of common stock issuable upon exercise of the Warrants being offered in this offering) at the offering price of $ per share and accompanying Common Warrant (or the offering price per Pre-Funded Warrant and accompanying Common Warrant at an offering price of $ ) and after deducting estimated offering expenses payable by us and underwriting discounts, our as-adjusted net tangible book value as of December 31, 2021 would have been approximately $ million, or approximately $ per share. This represents an immediate increase in net tangible book value of approximately $ per share to our existing shareholders and an immediate dilution in as-adjusted net tangible book value of approximately $ per share to new investors of our common stock in this offering, as illustrated by the following table:

Offering price per share and accompanying Common Warrant (or per Pre-Funded Warrant and accompanying Common Warrant)			$
Net tangible book value per share as of December 31, 2021		$0.74
Increase per share attributable to this offering	$
As-adjusted net tangible book value per share after giving effect to this offering			$
Dilution per share to new investors purchasing shares of our common stock and the accompanying Common Warrants or Pre-Funded Warrants and the accompanying Common Warrants in this offering(1)			$

Notes

(1)	Unless otherwise indicated, the number of common stock to be outstanding after this offering is based on 30,010,468 shares of common stock outstanding as of December 31, 2021 and excludes:
●	90,731 of our common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $16.03 per share, of which stock options to purchase 90,731 shares of common stock were then exercisable;
●	33,424 shares of our common stock issuable upon the vesting of restricted stock units outstanding; and
●	3,822,041 shares of our common stock reserved for future grants of stock options (or other similar equity instruments) under the 2015 Stock Option and Incentive Plan and the Neos Therapeutics, Inc. 2015 Stock Options and Incentive Plan; and
●	1,183,378 shares of our common stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $44.18 per share.

To the extent that any options have been or are exercised, preferred shares are converted, new options are issued under our equity incentive plans or we otherwise issue additional common stock in the future, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” in this prospectus supplement and the accompanying prospectus.

Our common stock trades on the Nasdaq Capital Market under the symbol “AYTU”.

The transfer agent of our common stock is Issuer Direct Corporation. Their address is One Glenwood Avenue, Suite 1001 Raleigh, NC 27603.

Common Warrants to be Issued in this Offering

The following is a brief summary of certain terms and provisions of the Common Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Common Warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants. All Common Warrants will be issued in certificated form.

General Terms of the Common Warrants

The Common Warrants represent the right to purchase  shares of common stock at an initial exercise price of $ per share. Each Common Warrant may be exercised at any time beginning on the six-month anniversary of the issuance date and from time to time thereafter through and including the five-year anniversary of the date the Common Warrants are first exercisable. After the exercise period, holders of the Common Warrants will have no further rights to exercise the Common Warrants.

Exercisability

Each Common Warrant will be exercisable beginning on the six month anniversary of the date of issuance and will expire five years from the date of issuance. The Common Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to Aytu a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below.

The number of shares of common stock issuable upon exercise of the Common Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance or resale of the shares issuable upon exercise of the Common Warrant, the holder may exercise the Common Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Common Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price

Each Common Warrant represents the right to purchase one share of common stock at an exercise price of $ per share. Subject to limited exceptions, a holder of Common Warrants will not have the right to exercise any portion of the Common Warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99 percent of the number of shares of our common stock outstanding immediately after giving effect to its exercise (the “Common Warrant Beneficial Ownership Limitation”). The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Common Warrant, provided that in no event shall the limitation exceed 9.99 percent of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the Common Warrant. Any increase in the Common Warrant Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to Aytu. Purchasers of Common Warrants in this offering may also elect prior to the issuance of the Common Warrants to those purchasers to have the initial exercise limitation set at 9.99 percent of our outstanding common stock.

Certain Adjustments

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be proportionally adjusted upon the occurrence of specific events, including stock dividends, stock splits, combinations and certain recapitalizations of our common stock.

Rights Upon Distribution of Assets; Purchase Rights

If we distributes assets, including cash dividends, any securities or other property, to our stockholders, the warrant holders shall be entitled to participate in such distribution to the same extent that such holder would have participated had the holder held the number of shares of common stock acquirable upon complete exercise of its warrant. If such distribution would cause such holder to exceed the Common Warrant Beneficial Ownership Limitation, the holder will not be entitled to participate in the distribution to such extent that Common Warrant Beneficial Ownership Limitation would be exceeded and the distribution will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Common Warrant Beneficial Ownership Limitation.

If we grant, issues or sells pro rata to our stockholders, any options, convertible securities or rights to purchase stock, warrants, securities or other property, the Common Warrant holders will be entitled to acquire such purchase rights to the same extent such holder would have acquired had the holder held the number of shares of common stock acquirable upon complete exercise of its warrant. If such right to participate in any such purchase rights would cause such holder to exceed Common Warrant Beneficial Ownership Limitation, then the holder will not be entitled to participate in such purchase right to such extent that the Common Warrant Beneficial Ownership Limitation would be exceeded such purchase right, to the extent necessary to prevent such occurrence, will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Common Warrant Beneficial Ownership Limitation.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a Common Warrant upon surrender of the Common Warrant to Aytu with a duly executed assignment in the form attached to the Common Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

No Listing

There is no established public trading market for the Common Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Common Warrants will be limited.

Rights as Stockholder

Except as otherwise provided or by virtue of such holder’s ownership of shares of our common stock, the holder of a Common Warrant, solely in such holder’s capacity as a holder of a Common Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Fundamental Transactions

In the event we (or we and all of its subsidiaries, taken as a whole) effects certain mergers, consolidations, sales of substantially all of its assets, tender or exchange offers, reclassifications or share exchanges in which its common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of its common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent exercise of the Common Warrants, the holders of the Common Warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise of the Common Warrants. Additionally, as more fully described in the Common Warrants, in the event of certain fundamental transactions, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrants on the date of the consummation of such fundamental transaction.

Amendments and Waivers

The provisions of each Common Warrant may be modified or amended or the provisions thereof waived with the written consent of Aytu and the holder.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Common Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall or shall cause, at our option, the payment of a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Common Warrant per whole share or round such fractional share up to the nearest whole share.

Pre-Funded Warrants to be Issued in this Offering

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. All Pre-Funded Warrants will be issued in certificated form.

General Terms of the Common Warrants

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 9.99 percent of the outstanding common stock immediately after exercise (the “Pre-Funded Warrant Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to Aytu, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99 percent of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to those purchasers to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Pre-Funded Warrant, the holder may exercise the Pre-Funded Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Pre-Funded Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Certain Adjustments

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be proportionally adjusted upon the occurrence of specific events, including stock dividends, stock splits, combinations and certain recapitalizations of our common stock.

Rights Upon Distribution of Assets; Purchase Rights

If we distribute assets, including cash dividends, any securities or other property, to our stockholders, holders of Pre-Funded Warrants shall be entitled to participate in such distribution to the same extent that such holder would have participated had the holder held the number of shares of common stock acquirable upon complete exercise of its warrant. If such distribution would cause such holder to exceed the Pre-Funded Warrant Beneficial Ownership Limitation, the holder will not be entitled to participate in the distribution to such extent that the Pre-Funded Warrant Beneficial Ownership Limitation would be exceeded and the distribution will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Pre-Funded Warrant Beneficial Ownership Limitation.

If Aytu grants, issues or sells pro rata to its stockholders, any options, convertible securities or rights to purchase stock, warrants, securities or other property, the Pre-Funded Warrant holders will be entitled to acquire such purchase rights to the same extent such holder would have acquired had the holder held the number of shares of common stock acquirable upon complete exercise of its warrant. If such right to participate in any such purchase rights would cause such holder to exceed the Pre-Funded Warrant Beneficial Ownership Limitation, then the holder will not be entitled to participate in such purchase right to such extent that the Pre-Funded Warrant Beneficial Ownership Limitation would be exceeded such purchase right, to the extent necessary to prevent such occurrence, will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Pre-Funded Warrant Beneficial Ownership Limitation.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a Pre-Funded Warrant upon surrender of the Pre-Funded Warrant to Aytu with a duly executed assignment in the form attached to the Pre-Funded Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

No Listing

There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transactions

In the event we effect certain mergers, consolidations, sales of substantially all of the Company’s assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent exercise of the Pre-Funded Warrants, the holders of the Pre-Funded Warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise of the Pre-Funded Warrants.

Amendments and Waivers

The provisions of each Pre-Funded Warrant may be modified or amended or the provisions thereof waived with the written consent of Aytu and the holder.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Pre-Funded Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall or shall cause, at our option, the payment of a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Pre-Funded Warrant per whole share or round such fractional share up to the nearest whole share.

UNDERWRITING

The Company and the underwriter for the offering named below have entered into an underwriting agreement with respect to the securities being offered. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from the Company the number of securities set forth opposite its name below.

Underwriter	Number of Shares	Number of Pre-Funded Warrants	Number of Common Warrants
Canaccord Genuity LLC
Total

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed to purchase all of the securities sold under the underwriting agreement if any of these securities are purchased.

The Company has agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “AYTU.” There is no established public trading market for the Pre-Funded Warrants or Common Warrants, and the Company does not expect a market to develop. The Company does not intend to list the Pre-Funded Warrants or Common Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The underwriter is offering the shares of common stock or Pre-Funded Warrants and the accompanying Common Warrants, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Discounts. The following table shows the offering price, underwriting discounts and proceeds, before expenses, to the Company from the sale of common stock (or Pre-Funded Warrants) and accompanying Common Warrants.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds, before expenses, to Aytu	$	$	$

The Company estimates that the total expenses of the offering payable by it, excluding underwriting discounts, will be approximately $ million. The Company has agreed to reimburse the underwriter for expenses, including the fees and expenses of counsel for the underwriter, in an amount not to exceed $100,000. In addition, we have agreed to pay Roth Capital Partners, LLC a financial advisory fee of $100,000.

The underwriter proposes to offer the securities offering price set forth on the cover of this prospectus supplement. If all of the securities are not sold at the offering price, the underwriter may change the offering price and other selling terms.

Discretionary Accounts. The underwriter does not intend to confirm sales of the securities to any accounts over which it has discretionary authority.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales.

The underwriter has advised the Company that, pursuant to Regulation M of the Securities Act, the underwriter may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the Nasdaq Capital Market, in the over the counter market or otherwise.

Passive Market Making. In connection with this offering, underwriter may engage in passive market making transactions in the Company’s common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain ‘‘lock-up’’ agreements, the Company and its executive officers and directors, have agreed, subject to certain exceptions, not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s common stock or any securities convertible into or exercisable or exchangeable for the Company’s common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Company’s common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Company’s common stock or other securities, in cash or otherwise, without the prior written consent of the underwriter, for a period of 120 days after the date of the pricing of the offering.

The underwriter, in its sole discretion, may release the Company’s common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release the Company’s common stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Canada. The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel. In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock, Pre-Funded Warrants and Common Warrants under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. The Company has not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for the Company’s common stock, Pre-Funded Warrants and Common Warrants to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, the Company may request, as a condition to be offered common stock, Pre-Funded Warrants and Common Warrants, that Qualified Investors will each represent, warrant and certify to the Company and/or to anyone acting on its behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding

Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock, Pre-Funded Warrants and Common Warrants; (iv) that the shares of common stock, Pre-Funded Warrants and Common Warrants that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

United Kingdom. In the United Kingdom, this prospectus supplement is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus supplement or any of its contents.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (each, a “Member State”), no offer of shares may be made to the public in that Member State other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
●	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or
●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

The Company has not authorized and does not authorize the making of any offer of securities through any financial intermediary on the Company’s behalf, other than offers made by the underwriter and its affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the securities, other than the underwriter, is authorized to make any further offer of securities on the Company’s behalf or on behalf of the underwriter.

Electronic Offer, Sale and Distribution of Securities. A prospectus supplement in electronic format may be made available on the website maintained by the underwriter and the underwriter may distribute prospectus supplements electronically. The underwriter may agree to allocate a number of shares of Common Stock, Pre-Funded Warrants and Common Warrants for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on this website is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by the Company or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. The underwriter and its affiliates may have provided in the past, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its affiliates for which it has received, or may in the future receive, customary fees.

LEGAL MATTERS

Certain United States legal matters in connection with this offering will be passed upon on our behalf by Dorsey & Whitney LLP, Salt Lake City, Utah. Certain legal matters will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The consolidated financial statements of Aytu BioPharma, Inc. as of June 30, 2021 and 2020, and for each of the two years in the period ended June 30, 2021 have been audited by Plante & Moran, PLLC, independent registered public accounting firm. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at aytubio.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on September 28, 2021 as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on February 22, 2022;
●	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2021 and December 31, 2021, filed with the SEC on November 15, 2021 and February 14, 2022, respectively; and
●	our Current Reports on Form 8-K filed with the SEC on July 2, 2021, August 30, 2021, December 13, 2021, January 4, 2022 and January 31, 2022; and
●	the description of our Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 17, 2017, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Aytu BioPharma, Inc.
373 Inverness Parkway, Suite 206
Englewood, Colorado 80112
(720) 437-6580

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer for sale from time to time, either separately or together in one or more offerings, our debt securities, common stock, preferred stock, warrants, rights, and units (collectively, the “securities”).

The specific terms of any securities to be offered will be contained in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in any securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We may offer and sell the securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AYTU.” On September 27, 2021, the last reported sale price for our common stock was $3.12 per share. Each prospectus supplement to this prospectus will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, any applicable prospectus supplement or any related free writing prospectus, and in any documents incorporated by reference herein or therein before investing in our securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 28, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Aytu BioPharma, Inc., a Delaware corporation, which is also referred to as the “Company,” “Aytu,” “we,” “us,” “ourselves” and “our,” has filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration procedure. Under this procedure, we may offer and sell at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.

To understand the terms of the securities offered by this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, you should carefully read this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, and any documents incorporated by reference herein or therein. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and our financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will prepare and distribute a prospectus supplement that will describe the specific amounts, prices and terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

A prospectus supplement will also contain, with respect to the securities being offered thereby, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

Any underwriters, dealers or agents participating in any offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. Copies of our periodic and current reports and proxy statements, may be obtained, free of charge, on our website at https://irdirect.net/AYTU/sec_filings. This reference to our Internet address is for informational purposes only and the information contained on or accessible through such Internet address is not and shall not be deemed to be incorporated by reference into this prospectus.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents or information have been filed by us with the SEC and are incorporated by reference into this prospectus (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules, including disclosure furnished under Items 2.02 or 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on September 28, 2021;
●	our Current Reports on Form 8-K filed with the SEC on May 21, 2021, July 2, 2021 and August 30, 2021; and
●	the description of our Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 17, 2017, including any amendment or report filed for the purpose of updating such description.

All documents and reports that we file with the SEC (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated by reference into this prospectus. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained on or accessible through any websites, including https://irdirect.net/AYTU/sec_filings, is not and shall not be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Aytu BioPharma, Inc.

373 Inverness Parkway, Suite 206

Englewood, Colorado 80112

(720) 437-6580

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2020, December 31, 2020 and March 31, 2021, and in our other filings made from time to time with the SEC after the date of this prospectus.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY

We are a commercial-stage specialty pharmaceutical company focused on commercializing novel products that address needs in both prescription and consumer health categories. Through our prescription business, and following our recent merger with Neos Therapeutics, Inc. (“Neos”), which closed on March 19, 2021, we market a portfolio of prescription products addressing large markets with a focus on general pediatric conditions, attention deficit/hyperactivity disorder (“ADHD”) and insomnia. We also market a portfolio of consumer health products also addressing large categories through our consumer health subsidiary, acquired in February 2020. Our goal is to become a leading specialty pharmaceutical company focused on large prescription and consumer health categories while building a late-stage development pipeline addressing significant medical needs. Following the Neos merger, we changed our name to Aytu BioPharma, Inc.

a)Commercial Prescription Products

Our prescription ADHD portfolio (the “ADHD Portfolio”), which was acquired through the merger with Neos, includes branded products marketed in the United States using our internal commercial organization.

These commercial ADHD products are extended-release (“XR”) medications formulated in patient-friendly, orally disintegrating tablet (“ODT”) or oral suspension dosage forms that utilize Neos’ microparticle modified-release drug delivery technology platform. Neos received approval from the U.S. Food and Drug Administration (“FDA”) for three ADHD products and were subsequently launched as displayed below.

Branded Product	Approved Indication	FDA Approval Date	Commercial Launch Date
Adzenys XR‑ODT (amphetamine)	Treatment of ADHD in patients 6 years and older	January 2016	May 2016
Cotempla XR‑ODT (methylphenidate)	Treatment of ADHD in patients 6 to 17 years old	June 2017	September 2017
Adzenys ER (amphetamine) oral suspension	Treatment of ADHD in patients 6 years and older	September 2017	February 2018

Products containing amphetamine or methylphenidate are the most commonly prescribed medications in the United States for the treatment of ADHD. We believe Adzenys XR-ODT and Cotempla XR-ODT are the first amphetamine and methylphenidate extended-release, orally disintegrating tablets, respectively, marketed for the treatment of ADHD. In 2020, to facilitate improved patient access to our ADHD products, Neos deployed a Neos-sponsored patient support program, called Neos RxConnect. This program now operates through a network of approximately 1,200 pharmacies as of June 30, 2021. Following the Neos merger we rebranded the program as Aytu RxConnect, and we expect to integrate our legacy prescription products into this program with a focus on adding Poly-Vi-Flor, Tri-Vi-Flor, ZolpiMist and Karbinal ER to the program. We expect to have the legacy products incorporated into the program during the second half of calendar 2021, and for our patients and their health care providers to benefit from this state-of-the-art patient support program starting in the first half of calendar 2022.

Our legacy prescription pediatric portfolio includes Cefaclor, a second-generation cephalosporin antibiotic suspension, Karbinal® ER, an extended-release carbinoxamine (antihistamine) suspension indicated to treat numerous allergic conditions and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary prescription fluoride-based multi-vitamin product lines containing combinations of fluoride and vitamins in various formulations for infants and children with fluoride deficiency (Cefaclor, Karbinal ER and Poly-Vi-Flor and Tri-Vi-Flor, collectively the “Pediatric Portfolio”). These products serve large pediatric markets and offer distinct clinical features and patient benefits.

Our primary care portfolio includes ZolpiMist, the only FDA-approved oral spray prescription sleep aid and Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive syrup (ZolpiMist and Tuzistra XR together are known as our “Primary Care Portfolio”). In addition to our legacy Primary Care Portfolio products, through the Neos merger we now sell our generic equivalent to the branded product Tussionex®, an extended-release oral suspension of hydrocodone and chlorpheniramine indicated for the relief of cough and upper respiratory symptoms of a cold (“generic Tussionex”).

Our Aytu RxConnect program (rebranded following the combining of Neos’ RxConnect program with our Pharmacy Partner Program) offers affordable and predictable copays to all commercially insured patients, regardless of their individual insurance plan and seeks to significantly reduce the challenges and frustrations that health care professionals and their office staff can face when prescribing branded medications, including our medications, for their patients.

Consumer Health Division

We acquired our consumer health division, Aytu Consumer Health, previously known as Innovus Pharmaceuticals, Inc. (“Innovus”), in February 2020. This division is an emerging over-the-counter (“OTC”) specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine, consumer care products, supplements and medical devices to improve men’s and women’s health and vitality. The products focus in five core categories including diabetes management (with a concentration on neuropathy), pain management, digestive health, sexual and urological health and general wellness for men and women. All products are intended to be used by consumers on a regular basis and as such we offer a monthly subscription program to allow for continuous use.

The consumer health division is dedicated to being a leader in developing and marketing new OTC and branded Abbreviated New Drug Application (“ANDA”) products, supplements and medical devices. The division actively pursues opportunities where existing prescription drugs have recently, or are expected to, change from a prescription (or Rx) to OTC. These “Rx-to-OTC switches” required FDA approval through a process initiated by the New Drug Application (“NDA”) holder.

The division currently sells directly to consumers in both the United States and Canada through its proprietary Beyond Human Sales & Marketing platform which focuses direct mail marketing, which includes pamphlets, postcards, tear sheets and newspaper advertisements, allowing consumers to purchase directly through call centers with shipments to their residence. We currently issue over 17 million pieces of mail annually across the United States and Canada. Additionally, products are marketed on e-commerce platforms including the division’s website and the Amazon.com platform. Our consumer health marketing strategies focus on search engine optimization and search engine marketing and affiliate marketing. The division also sells to domestic and international distributors on both an exclusive and non-exclusive basis.

The overall strategy of the consumer health division focuses on two primary objectives:

●	developing a diversified product portfolio of exclusive and unique non-prescription OTC and branded ANDA drugs, devices, consumer health products and clinical supplements through: (a) the introduction of line extensions and reformulations of either our or third-parties’ currently marketed products; (b) the development of new proprietary OTC products, supplements and devices; and (c) the acquisition of products or obtaining exclusive licensing rights to market such products; and
●	building an innovative, U.S. and global sales and marketing model through direct-to-consumer approaches such as our proprietary Beyond Human® sales and marketing platform, the addition of e-commerce platforms, through our own websites both nationally and internationally and commercial partnerships with established domestic and international entities that both generate revenue and require a lower cost structure compared to traditional pharmaceutical companies.

Development Portfolio

On April 12, 2021, we, acquired substantially all the assets of Rumpus Therapeutics, LLC through an asset purchase agreement with Rumpus VEDS, LLC, Rumpus Therapeutics, LLC, Rumpus Vascular, LLC (together with Rumpus VEDS, LLC and Rumpus Therapeutics LLC, “Rumpus”). Upon closing the transaction, we hired Rumpus’ principal executive officers, Christopher Brooke and Nathaniel Massari, as employees. Pursuant to the Rumpus transaction, we acquired certain rights and other assets, including key commercial licenses, including a global license to enzastaurin (which we now refer to as AR101) for rare, inherited connective tissue disorders specifically inclusive of vascular Ehlers-Danlos Syndrome (“vEDS”).

AR101 is an orally available investigational first-in-class small molecule, serine/threonine kinase inhibitor of the PKC beta, PI3K and AKT pathways. AR101 has been studied in more than 3,300 patients across a range of solid and hematological tumor types in trials previously conducted by Eli Lilly & Company. Dr. Hal Dietz developed the first preclinical model that mimics the human condition and recapitulates vEDS, and this model serves as the basis for the plausible clinical benefit and rationale for conducting a clinical trial with AR101 in vEDS. This knock-in model has the same genetic mutation most prevalent in vEDS patients and is representative of the human condition in both the timing and location of vascular events. The model has generated identical structural histology and mechanical characteristics, and unbiased findings demonstrated that vascular structure alone does not lead to vascular events. Objective comparative transcriptional profiling by high-throughput RNA sequencing of the aorta displayed a molecular signature for excessive PKC/ERK cell signaling that is the purported driver of disease. PKC inhibition proved efficacious in multiple pre-clinical and murine (mice) models and indeed prevented death due to vascular rupture.

Pivotal Phase 3 studies for both newly-diagnosed diffuse large B-cell lymphoma (“DLBCL”) and glioblastoma multiforme (“GBM”) are currently being conducted by Denovo Biopharma LLC (“Denovo”), enzastaurin’s owner, following Denovo’s acquisition of enzastaurin from Eli Lilly & Company. Enzastaurin received orphan drug designation in DLBCL and GBM from the FDA and the European Medicines Agency (“EMA”). In July 2020, the FDA granted Fast Track qualification for enzastaurin as the first-line treatment of GBM. Through our transaction with Rumpus, we have secured exclusive global rights to enzastaurin/AR101 from Denovo in the fields of rare genetic pediatric onset or congenital disorders outside of oncology. We expect to receive Orphan Drug Designation by the first calendar quarter of 2022, allowing for seven years’ marketing exclusivity in the United States and ten years in Europe and Japan. AR101 is protected by a suite of pending patents being pursued in major markets globally which have been licensed from The Johns Hopkins University (“Johns Hopkins”) and have an earliest priority date of March 2017. We expect to advance AR101 to a pivotal study in the first calendar quarter of 2022 following submission and FDA acceptance of an Investigational New Drug (“IND”) application.

Our other clinical-stage pharmaceutical asset, N-desethyloxybutynin (which we acquired through our merger with Neos and Neos historically referred to as NT0502), is an active metabolite of the active ingredient in Ditropan® (oxybutynin chloride), an FDA-approved medication for a urological condition. NT0502 is a new chemical entity (“NCE”) and selective anticholinergic agent that we are developing as an oral, once- or twice-daily treatment to reduce chronic sialorrhea in patients with neurological conditions associated with excessive salivation and drooling. Based on preclinical data, we believe that NT0502 is preferential for blocking muscarinic receptors in the salivary glands and may offer the potential for an improved tolerability profile and an easier-to-dose oral formulation compared to existing treatment options. We intend to utilize the regulatory pathway provided by Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for NT0502. In January 2020, we announced that we had completed dosing in a Phase 1 pilot pharmacokinetic study for NT0502. The Phase 1 trial was a single-dose open-label, randomized, parallel study to assess the systemic exposure and safety of four ion-resin, modified-release ODT formulations of NT0502 and oxybutynin in 30 healthy adults. The top-line results from this study confirmed a formulation for further clinical development. NT0502 entered our pipeline on October 23, 2018, when Neos entered into an Exclusive License Agreement with NeuRx Pharmaceuticals, LLC (“NeuRx”) pursuant to which NeuRx granted an exclusive, worldwide, royalty bearing license to us to develop, manufacture and commercialize certain pharmaceutical products containing NeuRx’s proprietary compound designated as NRX-101, now NT0502.

Our clinical-stage medical device asset, an ultraviolet (UV)-A light endotracheal catheter we refer to as Healight™, is being studied as a potential treatment for mechanically ventilated patients suffering from severe respiratory infections, including the infection caused by SARS-CoV-2 (the virus implicated in COVID-19). In April 2020 we licensed global rights to the Healight technology platform from Cedars-Sinai Medical Center (“Cedars-Sinai”). The research team at the Medically Associated Science and Technology (MAST) Program at Cedars-Sinai has been developing the patent-pending Healight platform since 2016 and has produced a growing body of scientific evidence demonstrating pre-clinical safety and effectiveness of the technology as a potential antiviral and antibacterial treatment. The Healight technology employs proprietary methods of administering intermittent ultraviolet (UV) A light via a novel endotracheal medical device that, when implemented clinically, is inserted through the patient’s endotracheal tube and illuminated intermittently over a period of multiple days. Pre-clinical findings indicate the technology’s effects in eradicating a wide range of viruses and bacteria, inclusive of human coronavirus. Those data, along with recently published clinical data from a five patient study studying SARS-CoV-2, have been the basis of discussions with regulatory bodies as we consider an efficient path to enable human use for the potential treatment of coronavirus in intubated patients in the intensive care unit (ICU). Beyond the initial pursuit of a coronavirus indication, additional data suggest broader clinical applications for the technology across a range of viral and bacterial pathogens. This includes bacteria implicated in ventilator associated pneumonia (“VAP”). A randomized, controlled, sham-controlled study is currently being planned to further evaluate Healight in SARS-CoV-2, and additional clinical applications (including VAP) are being considered.

Our Strategy

Our goal is to become a leading specialty pharmaceutical company that improves the lives of patients and healthcare consumers. We will do this by employing a focused approach of in-licensing, acquiring, developing and commercializing novel prescription therapeutics and consumer health products. Our primary focus is on commercializing innovative prescription products that address prevalent conditions frequently developed in childhood, including ADHD. We also commercialize consumer healthcare products through efficient direct-to-consumer and e-commerce platforms. Importantly, we are also focused on developing a late-stage pipeline of novel, promising therapeutics that address unmet medical needs, with a focus on pediatric-onset rare diseases. Our current development pipeline includes a pivotal study-ready therapeutic that, if proven safe and effective and ultimately approved, would be the world’s first and only approved treatment for vEDS.

Corporate Information

Our principal executive offices are located at 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112, and our phone number is (720) 437-6580. Our corporate website address is http://www.aytubio.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described under “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the most recent year, in any applicable prospectus supplement and in our filings with the SEC, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information included in this prospectus and any prospectus supplement and the other information incorporated by reference herein and therein. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;
●	any limit upon the aggregate principal amount that may be issued;
●	the maturity date or dates;
●	the form of the debt securities of the series;
●	the applicability of any guarantees;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
●	any restrictions on transfer, sale or assignment of the debt securities of the series; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;
●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	pay principal of and premium and interest on any debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock. For a more detailed description of our capital stock, you should read the applicable provisions of the Delaware General Corporation Law, or DGCL, and our charter and bylaws.

Our certificate of incorporation provides that we may issue up to 200,000,000 shares of common stock, par value $0.0001 per share, and up to 50,000,000 shares of preferred stock, par value $0.0001 per share, and permits our board of directors, without stockholder approval, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of September 20, 2021, there were 27,551,912 shares of our common stock outstanding and no shares of our preferred stock outstanding. Under Delaware law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Holders of our common stock generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Holders of our common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock. The outstanding shares of common stock are, and any shares offered by this prospectus will be when issued and paid for, fully paid and nonassessable.

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. In uncontested elections, directors are elected by a majority of all of the votes cast in the election of directors, and in contested elections, directors are elected by a plurality of all of the votes cast in the election of directors.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue, at any time and from time to time, up to 50,000,000 shares of our preferred stock in one or more classes or series. Each such class or series shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as shall be determined by our board of directors and set forth in articles supplementary relating to such class or series. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the common stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on common stock.

A prospectus supplement, relating to any offered class or series of preferred stock, will specify the following terms of such class or series, as applicable:

●	the designation and par value of such class or series of preferred stock,
●	the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock,
●	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series of preferred stock,
●	whether dividends on such class or series of preferred stock are cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate,
●	the provision for a sinking fund, if any, for such class or series of preferred stock,
●	the provision for redemption, if applicable, of such class or series of preferred stock,
●	any listing of such class or series of preferred stock on any securities exchange,
●	the preemptive rights, if any, of such class or series of preferred stock,
●	the terms and conditions, if applicable, upon which shares such class or series of preferred stock will be convertible into shares of our common stock or shares of any other class or series of our stock or other securities, including the conversion price (or manner of calculation thereof),
●	a discussion of any additional material federal income tax consequences applicable to an investment in such class or series of preferred stock,
●	the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company,
●	any limitations on issuance of any class or series of stock ranking senior to or on parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company,
●	any voting rights of such class or series of preferred stock, and
●	any other specific terms, preferences, rights, limitations or restrictions of such class or series of preferred stock.

Transfer Agent and Registrar

The transfer agent of our common stock is Issuer Direct Corporation. Their address is 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560.

DESCRIPTION OF OTHER SECURITIES

Warrants

We may issue warrants to purchase the securities described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. Additional information regarding any warrants we may offer and the related warrant agreement will be set forth in the applicable prospectus supplement. As of September 20, 2021, the following warrants were outstanding:

●	25,268 warrants, issued between October 2016 and August 2017, exercisable into 25,268 shares of the Aytu common stock, with a weighted-average strike price of $1,010.55 and a weighted average expiration date of August 2022;
●	162,790 warrants, issued in March 2018, exercisable into 162,790 shares of Aytu common stock, with a $108.00 strike price and set to expire in March 2023;
●	419,160 warrants issued in October 2018, exercisable into 419,160 shares of Aytu common stock, with a $15.00 strike price and set to expire in October 2023;
●	50,870 Placement Agent Warrants issued March 13, 2020, exercisable into 50,870 shares of Aytu common stock, with a $14.38 strike price and set to expire in March 2025;
●	104,000 Placement Agent Warrants issued March 13, 2020, exercisable into 104,000 shares of Aytu common stock, with a $15.63 strike price and set to expire in March 2025;
●	81,505 Placement Agent Warrants issued March 23, 2020, exercisable into 81,505 shares of Aytu common stock, with a $19.94 strike price and set to expire in March 2025;
●	29,499 warrants assumed as part of the February 14, 2020 Merger with Innovus Pharmaceuticals, Inc., exercisable into approximately 29,499 shares of Aytu common stock, with a weighted-average strike price of $160.55 and a weighted-average expiration date of April 2022; and
●	311,458 Placement Agent Warrants issued December 15, 2020. Exercisable into 311,458 shares of Aytu common stock, with a $7.50 strike price and set to expire in December 2025.

Each of these warrants entitles the holder to purchase one share of common stock at prices ranging between $7.50 and $7,440.00, as converted, per share, with a weighted average exercise price of $51.04 per share. Certain of these warrants has a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassifications and consolidations. Certain of these warrants contain a provision requiring a reduction to the exercise price in the event we issue common stock, or securities convertible into or exercisable for common stock, at a price per share lower than the warrant exercise price.

Rights

We may issue rights to purchase our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our shareholders on the record date that we set for receiving rights in the rights offering.

The particular terms and provisions of the rights offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:

●	the title of the rights;
●	the securities for which the rights are exercisable;
●	the exercise price for the rights;
●	the date of determining the security holders entitled to the rights distribution;
●	the number of the rights issued to each security holder;
●	the extent to which the rights are transferable;
●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;
●	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);
●	the conditions to completion of the rights offering;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the right.

Units

We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:

●	the designation and aggregate number of units offered;
●	the price at which the units will be offered;
●	the currency or currencies in which the units are denominated;

●	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	the number of securities that may be purchased upon exercise of each unit and the price at which the currency or currencies in which that amount of securities may be purchased upon exercise of each unit;
●	any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the units or of the securities comprising the units; and
●	any other material terms of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, or through any combination of these methods. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions. We may also issue securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters or dealers, if any;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

By Underwriters

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

By Agents

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

By Direct Sales

We may also directly sell securities offered by this prospectus. In this case, no underwriters or agents would be involved. We will describe the terms of those sales in the applicable prospectus supplement.

Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.

The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Some or all of the securities we offer, other than shares of common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in our common stock, preferred stock, warrants, units and debt securities, as applicable, on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Aytu BioPharma, Inc. at June 30, 2021 and 2020, and for each of the two years in the period ended June 30, 2021 have been audited by Plante & Moran, PLLC, independent registered public accounting firm. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Neos Therapeutics, Inc. and Subsidiaries as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 included in Aytu BioPharma Inc.’s Current Report on Form 8-K/A dated May 21, 2021 have been audited by RSM US LLP, an independent registered public accounting firm as stated in their report thereon. Such financial statements have been incorporated herein by reference in this Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Shares of Common Stock
Prefunded Warrants to Purchase Shares of Common Stock
Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity

March , 2022